Exhibit 99.1

Fixed Income Investor Presentation – June 2020

Byline Bancorp, Inc.™

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ''may'', ''might'', ''should'', ''could'', ''predict'', ''potential'', ''believe'', ''expect'', ''continue'', ''will'', ''anticipate'', ''seek'', ''estimate'', ''intend'', ''plan'', ''projection'', ''would'', ''annualized'', "target" and ''outlook'', or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

The COVID-19 pandemic is adversely affecting us, our employees, customers, counterparties and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in U.S. or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline's future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including under the heading "Risk Factors" in such Annual Report on Form 10-K as well as in Byline's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 . Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

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Byline Bancorp, Inc.

Non-GAAP Financial Measures

This presentation contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") that management uses in its analysis of the Company's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company's underlying operational performance and business and performance trends and facilitate comparisons with the performance of others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a substitute for or superior to financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures may also be calculated differently from similar measures disclosed by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation.

Additional Information and Where to Find It

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the subordinated notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering of the subordinated notes is being made pursuant to a shelf registration statement (File No. 333-233583) (including base prospectus), filed by the Company with the Securities and Exchange Commission (the 'SEC') which was declared effective on September 25, 2019. The Company has filed or will file a preliminary prospectus supplement (which is subject to completion) with the SEC for the offering of the subordinated notes. Before you invest, you should read the base prospectus, the preliminary prospectus supplement and any other documents that the Company has filed with the SEC for more information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may request copies of the prospectus and the preliminary prospectus supplement by calling Keefe, Bruyette & Woods, a Stifel Company, toll-free at 1-800-966-1559.

Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense.

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Issuer Terms of Proposed Subordinated Notes Offering Byline Bancorp, Inc. (NYSE: BY) Holding Company Subordinated Debt Due 2030 BBB - by Kroll Bond Rating Agency Non - call for 5 Years; Callable on any interest payment date at par thereafter General corporate purposes (2) 10 years Keefe, Bruyette & Woods, A Stifel Company Security Security Rating (1) Issuance Type Term Optional Redemption Use of Proceeds Sole Book - Running Manager 4 SEC registered Structure Fixed - to - Floating Rate (1) A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any ti me by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. (2) General corporate purposes may include use of the proceeds as general working capital and to further capitalize Byline Bank. Upon the occurrence of certain special events Special Redemption

Our Executive Leadership Team Alberto Paracchini CEO, President ▪ Director of Byline Bancorp and Byline Bank ▪ Served as Principal for BXM Holdings, Inc. ▪ Served as President and CFO at Popular Financial Holdings ▪ Former CFO and COO at Banco Popular North America Lindsay Corby Chief Financial Officer ▪ Served as Principal at BXM Holdings, Inc. ▪ Vice President, Depositories investment banking, Keefe, Bruyette & Woods ▪ Served as a Director at QCR Holdings, Inc. ▪ Certified Public Accountant Roberto Herencia Chairman ▪ Chairman of the Board at FirstBanCorp and FirstBank PR ▪ Director of Banner Corporation and Banner Bank ▪ President and CEO at BXM Holdings, Inc. ▪ Former President Banco Popular North America and EVP Popular Inc. ▪ Recently named to City of Chicago’s COVID - 19 Recovery Taskforce Owen Beacom Chief Credit Officer ▪ Group Manager at American National Bank/JP Morgan Chase ▪ Served as Managing Director at First Bank & Trust Thomas Bell III SVP, Treasurer ▪ SVP, Treasurer and Head of Planning for Anchor Bancorp ▪ SVP, Treasury for ABN Amro / Lasalle Bank 5

Non Interest Bearing 30% NOW 8% MMDA & Savings 38% Time < $100k 10% Time > $100k 14% ▪ Management team has extensive in - market experience with a track record of building shareholder value ▪ Highly accomplished and experienced Board ▪ Demonstrated acquisition ability, having closed and integrated 3 whole bank acquisitions and 1 leasing transaction, since 2014 ▪ Insider Ownership of 37.36% $2,585 $2,771 $2,836 $2,985 $1,278 $1,060 $950 $876 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Supplement Growth through Acquisitions ▪ Small bank market remains fragmented ▪ Focus on targets with assets between $250mm and $2b in the Chicago and Milwaukee MSAs Total Acquired Loans and Leases Total Originated Loans and Leases The Byline Difference Source: Company Management and S&P Global Market Intelligence . Note: All data and figures as of March 31, 2020, unless otherwise stated. (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. A Leading Commercial Banking Franchise Deposits, Deposits, Deposits Diversified Commercial Lending Platform Transparent & Executable Growth Strategy Strong Liquidity Profile and Capital 1 3 4 5 6 ▪ 57 full service branch locations ▪ Top 5 SBA lender in the United States ▪ #1 Lender in Illinois and Wisconsin ▪ The only Publicly Traded Bank in Chicago from $5b - $17b in assets ▪ Core deposits represent 86.0% ▪ $74.4mm deposits per branch for 1Q20 ▪ Growth driven primarily by Commercial Banking ▪ Experienced lenders coupled with local decision making ($mm) Current Mix ($4.2bn) Cost of Deposits Seasoned Management Team & Board of Directors Management and Board Average Years in Banking Management Board of Directors 25.8 37.0 2 6 63% Commercial 1 2 Capitalize and grow strong deposit franchise ▪ Quality deposit franchise and stable funding ▪ Small businesses represent low cost source of deposits Drive Organic Loan Growth ▪ Relationship banking orientation ▪ Successfully attracting experienced bankers ▪ Capitalize on SMB market opportunity ▪ Access to $2.0 billion of liquidity available from FHLB Chicago, Fed Funds lines, unencumbered securities and the Discount Window ▪ Loan / Deposit ratio of 91.38% 3 Byline Q1 2020 Capital Position 0.92% 0.94% 0.88% 0.75% Q2 2019 Q3 2019 Q4 2019 Q1 2020 C&I 37% Leasing 4% Owner Occ. CRE 21% Non - Owner Occ. CRE 12% Multifamily 7% C&D 7% 1 - 4 Family 11% 12.2% 13.5% 14.5% CET1 Tier 1 Total RBC

Total Assets $5,735 Total Loans & Leases $3,860 Total Deposits $4,239 Total Equity $763 Tangible Common Equity (1) $574 Loans & Leases / Deposits Ratio 91.38% Commercial Loans / Total Loans (2) 62.75% Non - interest Bearing Deposits / Total Deposits 30.45% Adjusted Return on Average Assets (1) 0.25% Net Interest Margin 4.17% Adjusted Efficiency Ratio (1) (3) 66.00% Non - interest Income / Total Revenue (1) 14.79% A Leading Chicago Commercial Banking Franchise Company Overview ▪ Full service commercially - oriented community bank serving business and retail customers in the Chicago metropolitan area ▪ $207 million recapitalization during 2013, the largest recap in Chicago in 25 years Financial Highlights ($mm) Size Loan & Deposit Profitability 7 Branch Franchise Source: Company Management and S&P Global Market Intelligence . All data and figures as of March 31, 2020, unless otherwise stated. Ratios annualized (recalculated as an annual rate) wher e a pplicable. (1) Considered a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the Appendix. (2) Represents the sum of Commercial & Industrial Loans + Owner Occupied CRE Loans + Leases divided by Total Loans and Leases. (3) Represents non - interest expense less amortization of intangible assets divided by net interest income and non - interest income. Wisconsin

Byline Bancorp, Inc.

Chicago Provides an Attractive Banking Opportunity

1 Unique Banking Dynamic

	% of Banks in Market <$1bn Assets	% of Banks in Market $1-10bn Assets
Chicago	56%	22%
Top 10 U.S. MSA Avg	36%	28%

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5 out of the largest 10 local banks in the Chicago MSA have been acquired since 2013

1. MB Financial, Inc. ($20.2bn Assets)
2. PrivateBancorp ($20.1bn Assets)
3. Taylor Capital Group ($5.9bn Assets)
4. American Chartered ($2.8bn Assets)
5. Standard Bancshares ($2.5bn Assets)

3 The Current Market Landscape (Chicago Metro Area)

All Banks in Market	Illinois Banks	Illinois Banks < $20 bn	Institution (ST)	Branches	Deposits ($Bn)	Market Share (%)
1			JPMorgan Chase & Co. (NY)	329	$87.8	21.2%
2			Bank of Montreal	208	63.4	15.3%
3			Bank of America Corporation (NC)	139	35.6	8.6%
4	1		Wintrust Financial Corp. (IL)	154	27.0	6.5%
5			Fifth Third Bancorp (OH)	186	24.0	5.8%
6	2		Northern Trust Corp. (IL)	6	23.2	5.6%
7			Canadian Imperial Bank	20	20.1	4.8%
8			Citigroup Inc. (NY)	61	14.1	3.4%
9			PNC Financial Services Group (PA)	139	13.5	3.2%
10	3	1	First Midwest Bancorp Inc. (IL)	110	12.6	3.0%
11			U.S. Bancorp (MN)	142	12.0	2.9%
12			Wells Fargo & Co. (CA)	10	7.5	1.8%
13			TCF Financial Corp. (MI)	113	6.7	1.6%
14			Associated Banc-Corp (WI)	26	4.8	1.2%
15	4	2	Byline Bancorp Inc. (IL)	57	3.9	0.9%
16	5	3	First American Bank Corp. (IL)	51	3.4	0.8%
17			First Bancshares Inc. (IN)	40	3.3	0.8%
18			Huntington Bancshares Inc. (OH)	35	2.5	0.6%
19	6	4	Parkway Bancorp Inc. (IL)	24	2.1	0.5%
20	7	5	West Suburban Bancorp Inc. (IL)	45	2.0	0.5%
21	8	6	Old Second Bancorp Inc. (IL)	28	2.0	0.5%
22	9	7	Republic Bancorp Co. (IL)	19	1.7	0.4%
23			First Merchants Corp. (IN)	21	1.5	0.4%
24	10	8	Bk of Highland Park Finl Corp (IL)	3	1.5	0.4%
25			State Bank of India	1	1.5	0.4%
			Total (Top 25)	**1,967**	**377.7**	**91.0%**
			Total	**2,518**	**415.2**	**100.0%**

Source: S&P Global Market Intelligence; Deposit and market share data as of June 30, 2019 (giving pro forma effect to pending bank acquisitions) and includes deposits at branches that were subsequently closed. Asset data as of March 31, 2020.
Note: Top 10 U.S. MSAs include: New York-Newark-Jersey City, NY-NJ-PA; Los Angeles-Long-Beach-Anaheim, CA; Chicago-Naperville-Elgin, IL-IN-WI; Dallas-Fort Worth-Arlington, TX; Houston-The Woodlands-Sugar Land, TX; Washington-Arlington-Alexandria, DC-VA-MD-WV; Miami-Fort Lauderdale-West Palm Beach, FL; Philadelphia-Camden-Wilmington, PA-NJ-DE-MD; Atlanta-Sandy Springs-Roswell, GA; Phoenix-Mesa-Chandler, AZ MSA. Chicago MSA excluded from Top 10 U.S. average.

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Byline Bancorp, Inc.™

Hand-Picked Management Team with Deep Market Experience

	Name	Title	Years in Banking	Years in Market	Prior Experience
	Alberto Paracchini	CEO & President	26	26	▪ Served as Principal for BXM Holdings, Inc. ▪ Served as President and CFO of Popular Financial Holdings ▪ Former CFO and COO at Banco Popular North America
	Lindsay Corby	EVP, Chief Financial Officer	18	18	▪ Served as Principal at BXM Holdings, Inc. ▪ Vice President, Depositories investment banking, Keefe, Bruyette & Woods ▪ Served as a Director at QCR Holdings, Inc.
	Owen Beacom	EVP, Chief Credit Officer	36	36	▪ Served as Managing Director at First Bank & Trust ▪ Group Manager at American National Bank/JP Morgan Chase
	Tom Abraham	President of Small Business Capital	30	30	▪ Senior Vice President, Sales & Marketing at Ridgestone Bank ▪ Commercial Finance Group Manager at Sanwa Business Credit Corp ▪ Vice President, Business Development at Questech Financial Services
	Brogan Ptacin	EVP, Head of Commercial Banking	35	35	▪ Managing Director, First Bank & Trust ▪ Executive Vice President, Corporate Banking at Midwest Bank & Trust ▪ Executive Vice President, Royal American Bank
	John Barkidjija	EVP, Head of CRE & Specialty Finance	22	22	▪ Executive Vice President, CRE Chief Credit Officer at Corus Bank ▪ Senior Vice President, CRE Lending at Corus Bank ▪ Former CCO at Bridgeview Bank Group
	Dana Traci	EVP, Chief Human Resources Officer	25	25	▪ Served as Interim Chief Human Resources Officer at Discover Financial Services ▪ Vice President, HR Consulting and Talent at Discover Financial Services
	Megan Biggam	EVP, Head of Retail Banking	17	17	▪ Division Marketing Manager at Washington Mutual ▪ Regional Marketing Director for TCF Bank for the Chicagoland and Milwaukee markets
	Michelle Johnson	SVP, Chief Risk Officer	13	13	▪ Information Security Officer/Associate Managing Director at The PrivateBank ▪ Integrations Risk Manager/Associate Managing Director at Talmer Bank and Trust ▪ Enterprise Risk at the OCC
	Don Gibson	EVP, General Counsel	31	36	▪ General Counsel at MB Financial Bank ▪ Partner at McGuireWoods LLP ▪ Partner at Tatooles, Foley, Kluever & Gibson ▪ General Counsel at Boulevard Bank
	Thomas Bell III	SVP, Treasurer	29	29	▪ SVP, Treasurer and Head of Planning for Anchor Bancorp ▪ SVP, Treasury for ABN AMRO/ LaSalle Bank
	Average		**25.6 years**	**26.1 years**	

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The Byline Franchise Commercial Banking Small Business Capital Size Customer and Market Focus ▪ $4.2 billion in total deposits ▪ 57 branch locations ▪ Serves small businesses and consumers within branch footprint ▪ Offers traditional retail deposit products through branch network and online and mobile banking platforms ▪ $2.4 billion loan portfolio ▪ Serves business owners, small and middle market clients and well - capitalized sponsors ▪ Lending specialties: commercial real estate, commercial & industrial, commercial deposits & treasury management ▪ $614.5 million loan portfolio ▪ $1.4 billion servicing portfolio ▪ Top five lender in the U.S., #1 in Illinois and Wisconsin ▪ Selected as the Illinois SBA 7(a) Lender of the Year during 2018 ▪ Dedicated underwriting, servicing, portfolio management and workout staff with specialized expertise in U.S. government guaranteed loans 10 Source: Company Management. Note: All data and figures as of March 31, 2020, unless otherwise stated. Retail Banking Diversified product set with abilities to scale business lines both in - market and nationwide

The Byline Franchise (continued) Sponsor Finance Wealth Management Size Customer and Market Focus ▪ $173.2 million lease portfolio ▪ Nationwide coverage ▪ Provides financing solutions for equipment vendors and their end - users ▪ Industries served: healthcare, manufacturing, technology, specialty vehicles, energy efficiency ▪ $286.7 million loan portfolio ▪ Lower middle market focus ▪ Provides senior debt secured financing to PE - backed middle market companies with EBITDA between $2 - $10 million ▪ Average senior funded leverage of 2.3x EBITDA ▪ 26 portfolio companies ▪ $522.2 million in assets under management ▪ 6 wealth management advisors ▪ Investment management and trust services ▪ High net worth clients in Chicago Metropolitan area 11 Source: Company Management. Note: All data and figures as of March 31, 2020, unless otherwise stated. Small Ticket Equipment Leasing Diversified product set with abilities to scale business lines both in - market and nationwide

Drive Organic Loan Growth Deliver Improved Profitability Strengthen Franchise through Acquisitions ▪ Continue to bring in top tier talent with teams attracted to culture and local decision making ▪ Capitalize on market opportunities due to recent consolidation and the CRE concentration limitations of other banks ▪ Leverage our infrastructure to keep expense growth below revenue growth ▪ Optimize branch network to improve efficiencies ▪ Grow in existing markets and/or establish presence in contiguous new markets with meaningful market share ▪ Focus on targets with strong deposit base and significant market growth opportunities Capitalize on Strong Deposit Franchise ▪ The quality of our deposit franchise and access to stable funding are key components of our success ▪ Small businesses are a significant source of low cost deposits and represent opportunities for growth 12 Progress Report on Growth Strategies and Key Performance Indicators Commentary Key Performance Indicators ▪ Non - interest bearing deposits consistently represent approximately 30% of total deposits ▪ Average cost of deposits decreased to 0.75% in 1Q20 compared to 0.88% in 4Q19 ▪ 27% growth in originated loan portfolio during 2019 ▪ Successfully attracting experienced bankers to grow market share ▪ Adjusted efficiency ratio (1) improved to 58.53% in 2019 vs. 59.68% in 2018 ▪ Adjusted ROATCE (1) improved to 12.78% in 2019 vs. 12.44% in 2018 ▪ Acquisition of First Evanston closed at end of May 2018 ▪ Acquisition of Oak Park River Forest Bankshares closed at end of April 2019 Source: Company Management. Note: All data and figures as of March 31, 2020, unless otherwise stated. (1) Considered a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the Appendix. Returning Capital to Shareholders ▪ Increasing profitability resulting in strong internal capital generation ▪ Balanced approach to capital allocation helps to effectively manage capital position ▪ 1.25 million share repurchase program authorized in November 2019 (currently paused due to COVID - 19 pandemic) ▪ Initiation of $0.03/share cash dividend for the quarter in December 2019

Impact and Response to COVID - 19 Colleagues ▪ Initiated COVID - 19 incident response action teams at the end of February ▪ Enabled and trained over 640 colleagues (100% non - retail) to support work from home environment ▪ Provided an additional 160 hours of paid time - off implemented for issues related to COVID - 19 illness, caring for ill family member or childcare and school closures ▪ Health benefits expanded to cover COVID - 19 and promotion of Employee Assistance Programs (EAP) Business Customers ▪ Prudently extending credit to businesses for working capital and general corporate purposes ▪ Deferral process in place to proactively address customer requests and process timely ▪ Established customer strategy to process PPP loans efficiently through existing SBA process ▪ Evaluating different lending programs (i.e. Main Street Lending Program) Retail Customers ▪ Drive - Thru only locations for 25 branches, 16 Full Service and 19 Temporarily Closed ▪ Established customer relief programs such as deferrals, early CD withdrawals, and waiving or refunding of certain fees ▪ Leveraging digital capabilities through online and mobile banking ▪ Redeploying retail employees to support increased call center volume and PPP program outreach Communities ▪ Chairman, Roberto Herencia, to serve on City of Chicago COVID - 19 Economic Recovery Task Force ▪ Byline signed the Chicago Housing Solidarity Pledge organized by the City of Chicago ▪ Actively supporting our communities and complying with federal, state, and local orders to contain the spread of the virus 13

Providing COVID - 19 Relief and Support for our Customers Paycheck Protection Program (PPP) Loan Modifications to Borrowers ▪ Began receiving PPP applications on April 3 ▪ Fund PPP loans by drawing from the Federal Reserve PPP Lending Facility ▪ Estimated processing fees of 3.5% of funded PPP loans Over 3,500 Applications Processed Over $700 million Loans Registered with the SBA $632 million PPP Loans Funded $176,000 Average Loan Balance ▪ Loan Deferrals ▪ $447.4 million (16% of division) - commercial banking ▪ $18.6 million (11%) – consumer loans ▪ $42.8 million (24%) - leasing ▪ $46.1 million (8%) - government guaranteed lending Over 1,650 Deferrals Approved ~$555 million Deferrals Approved (14.6% on Total Portfolio) (1) Deferrals by Industry Note: Data as of May 27, 2020. (1) Excludes PPP loans from Total Portfolio. (2) Represents sectors with less than 5% of the total portfolio. 14 Real Estate 27% Manufacturing 12% Other Services 14% Retail Trade 12% Accomodation & Food Services 12% Health Care 7% Consumer Loans 6% Transportation & Warehousing 5% Wholesale Trade 5% (2)

▪ Total revenue of $62.0 million, a decrease of 9.4% from 4Q19 and unchanged from 1Q19 ▪ Net interest income decreased 2.0% from 4Q19 primarily due to a decline in accretion income ▪ Non - interest income was lower than 4Q19 principally due to lower net gain on sales of loans ▪ Recorded $3.1 million fair value charge to servicing asset resulting from market slowdown caused by COVID - 19 ▪ Solid growth in non - interest bearing and other core deposits ▪ Deposit costs decreased 13 bps to 75 bps from 4Q19 due to drop in deposit rates and improved deposit mix ▪ Net interest margin remained stable quarter over quarter at 3.88%, excluding impact of accretion income ▪ Non - interest expense to average assets declined to 3.15% from 3.19% in 4Q19 ▪ Net income of $3.0 million, or $0.07 per diluted share; adjusted net income (1) of $3.5 million, or $0.09 per adjusted 1 diluted share ▪ Increase in provision of $0.26 per diluted share ▪ Decrease in gain on sale of loans of $0.10 per diluted share ▪ Unfavorable fair value adjustment of servicing asset of $0.08 per diluted share First Quarter 2020 Summary Balance Sheet Key Financial Highlights Capital Management ▪ Maintain well - capitalized status under pandemic stress scenarios ▪ Strong capital ratios will enable continued support of clients and communities throughout COVID - 19 crisis ▪ Repurchased 118,486 shares of common stock during 1Q20 (currently on pause) ▪ Continued cash dividend of $0.03 per share for the quarter (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ▪ Total assets increased by $212.9 million, or 3.9% from 4Q19 and $724.8 million, or 14.5% from 1Q19 ▪ Total deposits increased by 8.8% annualized to $4.2 billion over 4Q19 ▪ Total loans and leases increased by 7.9% annualized to $3.9 billion over 4Q19 ▪ Increased liquidity reduced loan to deposit ratio to 91.38% Allowance for Loan and Lease Losses (ALLL) ▪ Adoption of CECL deferred as a result of Emerging Growth Company status allowing a delay until 2023 ▪ Total ALLL was $41.8 million, an increase of $9.9 million, or 31.0% compared to 4Q19 ▪ ALLL at 1Q20 of 1.08% (1.74% with acquisition accounting adjustments) ▪ Includes $6.3 million of provision during Q1 related to COVID - 19 pandemic qualitative factors and impact 15

Net Interest Margin Overview ▪ Average cost of deposits down to 62 bps for the month of March compared to 75 bps for the quarter ▪ $810.2 million CDs maturing in 2020 at an average rate of 1.66% ▪ As of May 27, 2020, funded PPP loans to add estimated loan fee income of 3.5% deferred over the life of the loan NIM Provides Ample Cushion vs. Peers Multiple Levers to Offset NIM Compression 1 Projected Accretion (1) $2.3 $2.2 $2.1 $2.0 $2.2 Q2 2020 E Q3 2020 E Q4 2020 E Q1 2021 E Q2 2021 E SOP FAS PCI Source: S&P Global Market Intelligence and Company documents. Note: MW Peers defined as select exchange traded Midwest banks with total assets between $2.0 billion and $7.0 billion; See App endix for detail. (1) Projections are updated quarterly, assume no prepayments and are subject to change, including Byline’s expected adoption of A SU No. 2016 - 13, Measurement of Credit Losses on Financial Instruments. ($ in millions) 4.43% 4.51% 4.62% 4.32% 4.17% 3.80% 3.76% 3.71% 3.70% 3.62% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 BY MW Peers 16

0.46% 0.40% 0.62% 0.43% 0.29% 4.43% 4.51% 4.62% 4.32% 4.17% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 NIM Accretion Income Impact Net Interest Income and Net Interest Margin Trends ($ in millions) ▪ Net Interest Income in 1Q20 decreased $1.1 million to $52.8 million, primarily due to lower accretion income, partially offset by a decline in interest expense ▪ Net interest margin in 1Q20 decreased 15 basis points to 4.17%, from 4Q19 ▪ Excluding accretion income, net interest margin in 1Q20 declined 1 basis point from 4Q19 ▪ Lower cost of deposits largely offset decline in average loan yield Net Interest Margin Drivers of NIM Change NIM, Yields, and Costs 6.24% 6.35% 6.51% 6.06% 5.73% 4.43% 4.51% 4.62% 4.32% 4.17% 2.66% 2.69% 2.73% 2.68% 2.83% 0.87% 0.92% 0.94% 0.88% 0.75% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Average Loan Yield Net Interest Margin Securities Yield Cost of Deposits 0.24% 0.14% 4.32% 0.09% 0.01% 0.12% 0.01% 4.17% Note: Data as of March 31, 2020, unless otherwise noted. 17

Interest Rate Risk Management and Sensitivity ▪ We use a net interest income simulation model to measure and evaluate potential changes in our net interest income. We run va rio us hypothetical interest rate scenarios at least monthly and compare these results against a scenario with no changes in interes t r ates. Our net interest income simulation model incorporates various assumptions that may have a significant impact on our results Note: Base case assumes static balance sheet as of 3/31/2020. Source: Company documents. Net Interest Income Sensitivity Net Interest Income Volatility – 12 Month Horizon Net Interest Income – Shocks $186.6 $196.8 $205.8 $215.2 $224.1 $232.1 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 -100 bps Base Case +100 bps +200 bps +300 bps +400 bps (5.2%) 0.0% 4.6% 9.3% 13.8% 17.9% (10.0%) (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% -100 bps Base Case +100 bps +200 bps +300 bps +400 bps Millions 18

Byline Bancorp, Inc.

Prudent Expense Management *($ in millions)*

- Non-interest expenses, excluding significant adjustment items[1], was $42.8 million, down from $43.4 million in 4Q19
  - Higher salaries and employee benefits due to higher payroll taxes and increased employer costs related to benefits, partially offset by a decrease in commissions
  - Decreased loan and lease related expenses due to lower loan expenses on government guaranteed loans and lower collection expense
- Adjusted efficiency ratio[1] of 66.00%, compared with 60.51% in prior quarter, as a result of decreased revenue during the first quarter of 2020
- Non-interest expense to average assets of 3.15%, compared with 3.19% in prior quarter
- Continued management of the efficiency ratio by limiting nominal costs, as well as leveraging efficiencies throughout the branch network

Non-Interest Expense


$40.7
$44.0
$45.4
$43.7
$43.5
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Salaries and employee benefits
Occupancy and equipment
Data processing
Legal, audit and other
Loan and lease related
Intangible assets amortization
All other

Efficiency Ratio


62.68%
59.55%
61.19%
56.02%
59.81%
58.17%
60.93%
60.51%
67.16%
66.00%
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Adjusted Efficiency Ratio(1)
Efficency Ratio

Note: Data as of March 31, 2020, unless otherwise noted.
(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

19

$12.0 $14.2 $14.8 $14.5 $9.2 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 $6.2 $7.5 $9.4 $8.7 $4.8 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 18% 13% 52% 7% 9% Fees and service charges on deposits ATM and interchange fees Net gains on sales of loans Wealth management and trust income Other including Net Servicing loss Total Non - Interest Income Non - Interest Income Trends ($ in millions) ▪ Non - interest income decreased $5.3 million from 4Q19 ▪ Lower net gains on sales of loans ▪ Unfavorable change in fair value of servicing asset due to market slowdown resulting from COVID - 19 ▪ Lower swap - related income Volume Sold and Average Net Premiums Net Gains on Sales of Loans ▪ $61.0 million of loan sales in 1Q20, compared to $101.5 million in 4Q19 ▪ First quarter is customarily seasonally light for gain on sale of loans ▪ Decreased average premiums as a result of COVID - 19 Small Business Capital $66.2 $75.3 $93.2 $101.5 $61.0 10.4% 11.3% 11.4% 10.6% 10.4% 9.5% 10.0% 10.5% 11.0% 11.5% $0 $20 $40 $60 $80 $100 $120 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 10 year loans 25 year loans USDA Other Average Net Premiums 20 Note: Data as of March 31, 2020, unless otherwise noted. Note: Composition percentages may not sum to 100% due to rounding.

Loan Portfolio Overview $1,213 $1,330 $853 $786 $2,067 $2,116 59% 63% 40% 50% 60% 70% 80% 90% 100% $0 $500 $1,000 $1,500 $2,000 $2,500 Q4 2019 Q1 2020 Outstanding Unfunded % of Line Utilization Commercial LOC Exposure ($ in millions) Loans by Rate Type Loans by Industry Type ▪ Implemented credit focused risk management approach to manage $3.7 billion loan portfolio on a real - time basis ▪ Refreshed and analyzed capital stress test and pandemic scenarios ▪ Implemented deferral programs for borrowers impacted by COVID - 19 ▪ Actively maintaining communication with clients ▪ Board and management experience from natural disasters and other recessionary crisis Real Estate 30% Manufacturing 14% Consumer 11% Wholesale Trade 7% Retail Trade 6% Accommodation & Food Services 5% Finance & Insurance 5% All Other Industries (1) 22% Note: Data as of March 31, 2020, unless otherwise noted. (1) Represents sectors with less than 5% of the total portfolio. 21 Fixed 43% Prime 28% Other 1% LIBOR 29%

$2,488 $2,585 $2,771 $2,836 $2,985 $1,080 $1,278 $1,060 $950 $876 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Total Originated Loans and Leases Total acquired Loans and Leases $131 $182 $97 $179 $110 $82 $136 $150 $190 $83 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Loan & Lease Originations Loan & Lease Payoffs C&I 37% Leasing 4% Commercial Real Estate 34% C&D 7% Residential 18% C&I 33% Leasing 5% Commercial Real Estate 36% C&D 6% Residential 20% Loan and Lease Trends ($ in millions) Loan & Lease Originations and Payoffs March 31, 2019 March 31, 2020 Originated and Acquired Loan & Lease Portfolio ▪ Total loans and leases were $3.9 billion at 1Q20, an increase of $74.6 million from the prior quarter, and 8.2% from 1Q19 ▪ Originated portfolio increased by $149.0 million or 21.1% annualized ▪ Growth primarily driven by commercial lending ▪ Acquired portfolio decreased by $74.4 million ▪ Payoff activity decreased by $107.3 million versus 4Q19 ▪ $82.7 million in 1Q20 compared to $190.0 million in 4Q19 22 Note: Data as of March 31, 2020, unless otherwise noted.

We are a Top Government - Guaranteed Lender ($ in millions) Managed SBA 7A and USDA Loans ▪ Top 5 SBA lender nationally; #1 lender in Illinois and Wisconsin ▪ Leveraged SBA platform to originate approximately 3,500 PPP loans (1) ▪ As part of coronavirus debt relief efforts, the SBA will pay 6 months of principal and interest for ▪ All current 7(a) loans in regular servicing status ▪ New 7(a) loans disbursed prior to September 27 ▪ Over 85% of customers in the SBC business are receiving 6 months of payments from the SBA Sector Concentration (1) Data as of May 27, 2020. (2) Represents sectors with less than 5% of the total portfolio. $392 $415 $416 $421 $420 $1,369 $1,449 $1,447 $1,470 $1,471 $1,761 $1,863 $1,863 $1,891 $1,891 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Unguaranteed Portion Guaranteed Portion $101.6 $150.6 $125.1 $131.9 $79.9 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Total SBC Closed Loan Commitments All Other Industries (2) 32% Manufacturing 16% Retail Trade 15% Food Services 14% Health Care 6% Other Services 6% Arts and Entertainment 5% Wholesale Trade 5% 23

$125.2 $57.4 $54.6 $47.9 $41.4 $42.9 $10.0 $2.0 Restaurants Hotels Amusement Nursing Homes Truck Transportation Religious & Non-Profit Performing Arts & Sports Air Transportation Loan Balance Guaranteed Balance Early Impact Industries Sensitive to COVID - 19 ($ in millions) ▪ Total loan portfolio stood at $3.7 billion as of March 31, 2020; Aggregate exposure to early impact industries ~ 10.3% of por tfo lio ▪ Restaurants represent the largest exposures at $125.2 million or 3.4% of total loans ▪ Hotel concentration is small and includes two large properties (~ $19.5 million total) with strong credit profiles and sponso rsh ip 24 By Industry Early Impact $381.4 10% Remaining Loan Portfolio $3,318.9 90% Note: Data as of March 31, 2020.

Byline Bancorp, Inc.™

Early Impact Industries Sensitive to COVID-19 *($ in millions)*

Restaurants

Portfolio Characteristics

- Balance: $125 million
  - Conventional: $52.5 million
  - SBA: $72.7 million
    - Guaranteed: $15 million
- Average loan: $228k
- Largest loan: $3.3 million

Exposure: Deferral, PPP, and SBA Subsidy
$ of portfolio / % of portfolio

- Deferrals: $40.0 million / 32%
- PPP: $51.8 million / 41%
- SBA subsidy: $54 million / 74%


Other 4%
Caterers 8%
Drinking Places (Alcoholic Bev.) 13%
Full-Service Restaurants 47%
Limited-Service Restaurants 28%

Hotels

Portfolio Characteristics

- Balance: $57 million
  - Conventional: $41.6 million
  - SBA: $15.7 million
    - Guaranteed: $0.9 million
- Average loan: $831k
- Largest loan: $9.9 million

Exposure: Deferral, PPP, and SBA Subsidy
$ of portfolio / % of portfolio

- Deferrals: $18.5 million / 32%
- PPP: $14.5 million / 25%
- SBA subsidy: $11.9 million / 76%


Vacation Camps 4%
Other 2%
Room, Dorms, and Workers Camps 20%
Hotels (ex Casino Hotels) and Motels 74%

Amusement

Portfolio Characteristics

- Balance: $55 million
  - Conventional: $26.5 million
  - SBA: $28.5 million
    - Guaranteed: $5.8 million
- Average loan: $433k
- Largest loan: $5.8 million

Exposure: Deferral, PPP, and SBA Subsidy
$ of portfolio / % of portfolio

- Deferrals: $7.4 million / 14%
- PPP: $20.5 million / 38%
- SBA subsidy: $19.1 million / 68%


Other 10%
Amusement / Theme Parks 5%
Other Amusement / Recr. Industries 16%
Fitness and Recreational Sports Centers 39%
Golf Courses and Country Clubs 30%

Note: Data as of March 31, 2020.
Note: Borrower relationship / exposure may be a participant in both deferral and PPP programs.

25

Religious Portfolio Characteristics ▪ Balance: $43 million ▪ Conventional: $42.6 million ▪ SBA: $0.4 million ▪ Guaranteed: $0.3 million ▪ Average loan: $0.3 million ▪ Largest loan: $8.2 million Exposure: Deferral, PPP, and SBA Subsidy $ of portfolio / % of portfolio ▪ Deferrals: $2.9 million / 7% ▪ PPP: $15.6 million / 36% ▪ SBA subsidy: None Early Impact Industries Sensitive to COVID - 19 ($ in millions) 26 Nursing Portfolio Characteristics ▪ Balance: $48 million ▪ Conventional: $44.3 million ▪ SBA: $3.6 million ▪ Guaranteed: None ▪ Average loan: $1.6 million ▪ Largest loan: $14.4 million Exposure: Deferral, PPP, and SBA Subsidy $ of portfolio / % of portfolio ▪ Deferrals: None ▪ PPP: $5.4 million / 11% ▪ SBA subsidy: $3.6 million / 100% Truck Portfolio Characteristics ▪ Balance: $41 million ▪ Conventional: $37.5 million ▪ SBA: $4.0 million ▪ Guaranteed: $0.5 million ▪ Average loan: $0.5 million ▪ Largest loan: $4.0 million Exposure: Deferral, PPP, and SBA Subsidy $ of portfolio / % of portfolio ▪ Deferrals: $23.2 million / 56% ▪ PPP: $13.7 million / 33% ▪ SBA subsidy: $2.8 million / 71% Assisted Living 79% Resi Intellectual / Develop. Disability 8% Other Resi Care 6% Nursing Care (Skilled) 4% Resi Mental 3% Long Distance Less Than Truckload 43% Used Goods Moving 30% Freight - Local 18% Long Distance Truckload 8% Local 1% Religious Organization 79% Similar Organization 10% Civic and Social 9% Social Adv. 2% Note: Data as of March 31, 2020. Note: Borrower relationship / exposure may be a participant in both deferral and PPP programs.

0.71% 0.82% 0.98% 0.89% 1.18% 0.14% 0.13% 0.11% 0.11% 0.13% 0.85% 0.95% 1.09% 1.00% 1.31% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 NPLs Exclud. Government Guaranteed Government Guaranteed NPLs Asset Quality Trends ($ in millions) ▪ Non - performing assets to total assets increased to 1.05% in 1Q20 from 0.87% in 4Q19 ▪ NPLs/ Total Loans & Leases increased by 31 bps to 1.31% in 1Q20 from 1.00% in 4Q19 ▪ NPLs/ Total Loans & Leases (excluding government guaranteed) increased to 1.18% in 1Q20 from 0.89% in 4Q19 ▪ Other real estate owned decreased by $0.6 million during the quarter ▪ NCOs/ average loans and leases increased to 48 bps in 1Q20 from 42 bps in 4Q19 ▪ ALLL/Loans and Leases increased to 1.08% in 1Q20 compared to 0.84% in 4Q19 ▪ Acquisition accounting adjustments on acquired loans decreased to $25.9 million in 1Q20, versus $28.5 million in the prior qu art er NPLs / Total Loans & Leases Loss Absorbency $31.9 $41.8 $57.8 $67.7 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% $0.0 $20.0 $40.0 $60.0 $80.0 Q4 2019 Q1 2020 ALLL ALLL + unamortized loan marks ALLL as % of loans and leases ALLL + unamortized loan marks as % of loans and leases 1.08% 1.74% 0.84% 1.52% 27

30.5% 30.5% 29.9% 30.9% 30.5% 8.0% 8.5% 9.1% 8.2% 8.4% 28.4% 29.8% 29.8% 32.7% 37.5% 25.4% 24.1% 23.7% 22.1% 18.9% 7.7% 7.0% 7.4% 6.2% 4.7% $3,809 $4,060 $4,080 $4,148 $4,239 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Non Interest Checking Interest Checking MMDA & Savings Time <$250K Time >$250K $1,186 $1,254 $1,224 $1,289 $1,299 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 1.27% 1.34% 1.34% 1.28% 1.08% 0.87% 0.92% 0.94% 0.88% 0.75% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Cost of Interest Bearing Deposits Cost of Deposits ▪ Total deposits increased $91.3 million to $4.2 billion ▪ Growth entirely attributable to increases in lower - cost deposit categories ▪ Non - interest bearing stood at 30.5% and core at 86.0% of total deposits ▪ Money market demand deposits increased $222.9 million ▪ Total deposit costs decreased 13 basis points from prior quarter ▪ Interest bearing deposit costs decreased 20 basis points from prior quarter ▪ Deposits per branch increased from $26.3 million in 2015 to $74.4 million in Q1 2020 Deposit Trends ($ in millions) Average Non - Interest Bearing Deposits Deposit Composition Cost of Interest Bearing Deposits 28 Note: Data as of March 31, 2020, unless otherwise noted. Note: Composition percentages may not sum to 100% due to rounding.

Liquidity Profile and Securities Portfolio Overview Strong Liquidity Position Securities Portfolio Overview ▪ Loan growth funded through core deposits ▪ Access to $2.0 billion of liquidity available from FHLB Chicago, Fed Funds lines, unencumbered securities and the Discount Window ▪ Loan / Deposit ratio of 91.38% ▪ Cash and cash equivalents of $119.6 million ($ in millions) Unused FHLB Borrowings $546 Available Unsecured Lines $130 Available FRB Discount Window $373 Unpledged Securities $951 Total Funding Availability $2,000 ▪ As of May 31, 2020, Byline has pledged $13 million of the $632 million available to the PPPLF Source: Company filings and Management. Note: Data as of March 31, 2020, unless otherwise noted. Note: Borrowing Capacity as of April 30, 2020. (1) Represents non - GAAP metric; Please see appendix for reconciliation. 29 ▪ BY maintains a strong liquidity profile: ▪ Securities / assets of 23% ▪ HTM portfolio fair value of $4.5 million ▪ In addition, BY maintains a high quality, liquid AFS portfolio with short duration: ▪ 2.6 year estimated average duration with a weighted average yield of 2.8% ▪ Fair value of $1.299 billion (versus amortized cost of $1.281 billion) ▪ No securities are classified as having other - than - temporary - impairment AFS Portfolio by Type Treasury & Agency 13% Municipal / Government 8% Agency MBS, CMBS 62% Non - agency MBS, CMBS 9% Corporate 4% CLO 4%

13.5% 12.6% Byline Tier 1 Ratio MW Peers Tier 1 Ratio Maintaining a Well - Capitalized Position vs. Peers Tier 1 Ratio TCE / TA (1) 30 Total Risk Based Capital Ratio 10.3% 9.8% Byline TCE / TA MW Peers TCE / TA 14.5% 13.7% Byline Total Capital Ratio MW Peers Total Capital Ratio Source: S&P Global Market Intelligence; Data as of March 31, 2020, unless otherwise noted. Note: MW Peers defined as select exchange traded Midwest banks with total assets between $2.0 billion and $7.0 billion; See Appendix for detail. (1) Represents non - GAAP metric; Please see appendix for reconciliation. (2) Assumes offering of [$75.0 million] with net proceeds based on market standard fees and expenses; Assumes 0% downstreaming and 0% risk - weighting of proceeds. ▪ $762.7 million total stockholders equity ▪ Modest capital deployment ▪ Repurchased $1.7 million of common shares in Q1 and paused in March ▪ Common dividend declared of $0.03 for the quarter ended March 31, 2020 ▪ As part of our capital planning process and as a result of the uncertain environment, BY performed an internal stress test analysis ▪ Scenarios resulted in projected capital levels all above well - capitalized levels Strong Capital Base Basel III at (10.5%) 13.5% Illustrative Pro Forma (2) 16.2% Illustrative Pro Forma (2)

Appendix

Byline Bancorp, Inc.

Strengthening the Byline Franchise through Accretive Transactions

	Ridgestone Bank (Making success happen.)	FB&T (First Bank & Trust)	Community Bank of Oak Park River Forest
Completion	▪ Closed October 14, 2016	▪ Closed May 31, 2018	▪ Closed April 30, 2019
Transaction Pricing	▪ $105.0 million transaction value ▪ Pricing: 1.81x TCE / 8.3x earnings	▪ $178.6 million transaction value ▪ 1.7x TCE / 9.1% core deposit premium	▪ $40.0 million transaction value ▪ 1.65x TCE / 6.1% core deposit premium
Key Transaction Highlights	▪ Diversified revenues by adding significant non-interest income and asset origination capabilities ▪ Created the 6th largest SBA originator in the U.S. and largest in Illinois and Wisconsin ▪ Leveraged Byline's strong core deposit funding base ▪ Accelerated the reversal of Byline's valuation allowance on its deferred tax asset	▪ Expanded to Evanston market with #2 deposit market share in the city ▪ Provided low-cost core deposit base with 36% DDA ▪ Added strong commercial banking team ▪ Further diversified revenue with addition of Trust & Wealth Management business	▪ Expanded Byline's footprint to the attractive sub-markets of Oak Park and River Forest ▪ Provided stable, low-cost deposit base with deposit beta of 2% (4Q16-2Q18) ▪ Efficient branches with average deposits of ~$100 million per branch
Announced Pro Forma Financial Impact	▪ Not publicly disclosed	▪ 14.5% EPS accretion in 2019[1] ▪ TBV per share dilution earnback of 3.3 years[2] ▪ Credit mark: (1.1% of loans)	▪ 5.5% EPS accretion[1] ▪ TBV per share dilution earnback of 3.3 years[2] ▪ Credit mark: (2.5% of loans)
Growth	▪ Added ~$352 million in total deposits ▪ Added ~$363 million in total loans ▪ Opportunity to leverage SBA and USDA lending infrastructure through branch network	▪ Added ~$1.0 billion in total deposits ▪ Added ~$900 million in total loans ▪ Provided increased scale to enhance efficiencies	▪ Added ~$300 million in total deposits ▪ Added ~$250 million in total loans ▪ Minimal execution risk given relative size

(1) Excludes one-time merger-related expenses.
(2) Earnback calculated using the cross over method.

32

Description 2018Y 2019Y Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Bank-level equity $667,236 $769,797 $683,330 $744,491 $760,218 $769,797 $781,138 Consolidated equity 650,672 750,115 668,749 717,675 735,866 750,115 762,667 Double leverage ratio 103% 103% 102% 104% 103% 103% 102% Q1 2020 PF (2) Earnings: 2018Y 2019Y Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 $75mm Raise Adjusted income, pre-tax (1) $67,971 $84,254 19,335 21,832 22,452 20,635 4,731 4,731 Add back: debt interest expense 9,017 12,204 2,949 3,006 3,573 2,676 2,537 2,537 Proceeds on Capital Raise at 1.0% Reinvestment 185 Earnings (before debt interest expense) (A) 76,988 96,458 22,284 24,838 26,025 23,311 7,268 7,453 Add back: deposit interest expense $19,329 $36,325 $8,076 $9,306 $9,618 $9,325 $7,804 $7,804 Earnings (before interest expense on debt & deposits) (B) 96,317 132,783 30,360 34,144 35,643 32,636 15,072 15,257 Interest Expense: Debt interest expense $9,017 $12,204 $2,949 $3,006 $3,573 $2,676 $2,537 $2,537 Sub Debt Interest Attributable to Capital Raise 1,031 Interest expense (before deposit interest expense) (C) $9,017 $12,204 $2,949 $3,006 $3,573 $2,676 $2,537 $3,568 Add back: Deposit interest expense $19,329 $36,325 $8,076 $9,306 $9,618 $9,325 $7,804 $7,804 Interest expense (including interest expense on debt & deposits) (D) 28,346 48,529 11,025 12,312 13,191 12,001 10,341 11,372 Interest coverage (excluding deposit interest expense) - A / C (A) / (C) 8.5x 7.9x 7.6x 8.3x 7.3x 8.7x 2.9x 2.1x Interest coverage (including deposit interest expense) - B / D (B) / (D) 3.4x 2.7x 2.8x 2.8x 2.7x 2.7x 1.5x 1.3x (2) (2) Double Leverage & Historical Interest Coverage Source: S&P Global Market Intelligence. Note: Annual data as of or for the twelve months ended each respective year; Quarterly data as of or for the three months end ed each respective quarter; Dollars in thousands. (1) Adjusted income, pre - tax per Company filings. (2) Assumes offering of [$75.0 million] of holding company subordinated debt with net proceeds based on market standard fees and expenses (0% downstreamed ); Assumes a coupon rate of [5.50%] , 1.0% pre - tax reinvestment rate and straight - line amortization of offering expenses, for illustrative purposes only. Double Leverage Historical Interest Coverage 33

Credit Ratings Profile 34 Rating Outlook Byline Bancorp, Inc. Senior Unsecured Debt BBB Stable Subordinated Debt BBB- Stable Short-Term Debt K3 N/A Byline Bank Deposit BBB+ Stable Senior Unsecured Debt BBB+ Stable Subordinated Debt BBB Stable Short-Term Deposit K2 N/A Short-Term Debt K2 N/A Source: Kroll Bond Rating Agency as of June 8, 2020. Kroll Ratings

Byline Bancorp, Inc.™

Five Quarter Financial Summary *($ in millions, except per share data)*

	For the Three Months Ended,				
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Income Statement					
Net interest income	$52.8	$53.9	$57.8	$54.4	$50.1
Provision	14.5	4.4	5.9	6.4	4.0
Non-interest income	9.2	14.5	14.8	14.2	12.0
Non-interest expense	43.5	43.7	45.4	44.0	40.7
Pretax income	4.0	20.3	21.3	18.3	17.4
Pre-tax pre-provision net income(1)	18.5	24.7	27.2	24.7	21.4
Income taxes	1.1	4.5	5.9	5.1	4.8
Net income	**3.0**	**15.9**	**15.3**	**13.2**	**12.6**
Dividends on preferred shares	0.2	0.2	0.2	0.2	0.2
Net income available to common shareholders	**$2.8**	**$15.7**	**$15.1**	**$13.0**	**$12.4**
Diluted earnings per common share(1)	**$0.07**	**$0.41**	**$0.39**	**$0.34**	**$0.34**
Balance Sheet					
Total loans and leases	$3,860.3	$3,785.7	$3,831.1	$3,863.1	$3,567.6
Total deposits	4,238.8	4,147.6	4,080.3	4,060.2	3,808.5
Tangible common equity(1)	573.9	559.4	545.9	525.7	498.5
Balance Sheet Metrics					
Loans and leases / deposits(2)	91.38%	91.56%	94.07%	95.60%	93.69%
Tangible common equity / tangible assets(1)	10.33	10.47	10.38	10.09	10.28
Key Performance Ratios					
Net interest margin	4.17%	4.32%	4.62%	4.51%	4.43%
Efficiency ratio	67.16	60.93	59.81	61.19	62.68
Adjusted efficiency ratio(1)	66.00	60.51	58.17	56.02	59.55
Non-interest expense to average assets	3.15	3.19	3.32	3.34	3.32
Non-interest income to total revenues(1)	14.79	21.21	20.38	20.67	19.31
Return on average assets	0.21	1.16	1.12	1.00	1.03
Adjusted return on average assets(1)	0.25	1.17	1.18	1.21	1.14
Pre-tax pre-provision return on average assets(1)	1.33	1.81	1.98	1.88	1.75
Dividend payout ratio on common stock	42.86	7.32	N/A	N/A	N/A
Tangible book value per share(1)	$14.95	$14.62	$14.30	$13.79	$13.70

(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.
(2) Includes loans held for sale and loans held for investment.

35

36 Non - GAAP Reconciliation March 31, December 31, September 30, June 30, March 31, (dollars in thousands, per share data) 2020 2019 2019 2019 2019 Net income and earnings per share excluding significant items Reported Net Income 2,966$ 15,852$ 15,342$ 13,211$ 12,597$ Significant items: Impairment charges on assets held for sale 715 111 67 — 392 Merger-related expense — 127 1,043 3,152 18 Core system conversion expense — 48 77 394 1,530 Tax benefit on significant items (199) (79) (369) (842) (540) Adjusted Net Income 3,482$ 16,059$ 16,160$ 15,915$ 13,997$ Reported Diluted Earnings per Share 0.07$ 0.41$ 0.39$ 0.34$ 0.34$ Significant items: Impairment charges on assets held for sale 0.02 — — — 0.01 Merger-related expense — 0.01 0.03 0.08 — Core system conversion expense — — — 0.01 0.04 Tax benefit on significant items — — (0.01) (0.02) (0.01) Adjusted Diluted Earnings per Share 0.09$ 0.42$ 0.41$ 0.41$ 0.38$ As of or for the Three Months Ended

37 Non - GAAP Reconciliation (continued) (dollars in thousands, except per share data, ratios annualized, where applicable) Adjusted non-interest expense: Non-interest expense $ 43,527 $ 43,694 $ 45,448 $ 43,954 $ 40,679 Less: Significant items Impairment charges on assets held for sale 715 111 67 — 392 Merger-related expense — 127 1,043 3,152 18 Core system conversion expense — 48 77 394 1,530 Adjusted non-interest expense $ 42,812 $ 43,408 $ 44,261 $ 40,408 $ 38,739 Adjusted non-interest expense excluding amortization of intangible assets: Adjusted non-interest expense $ 42,812 $ 43,408 $ 44,261 $ 40,408 $ 38,739 Less: Amortization of intangible assets 1,893 2,002 2,003 1,959 1,773 Adjusted non-interest expense excluding amortization of intangible assets Pre-tax pre-provision net income: Pre-tax income $ 4,016 $ 20,349 $ 21,265 $ 18,286 $ 17,395 Add: Provision for loan and lease losses 14,455 4,387 5,931 6,391 3,999 Pre-tax pre-provision net income $ 18,471 $ 24,736 $ 27,196 $ 24,677 $ 21,394 Adjusted pre-tax pre-provision net income: Pre-tax pre-provision net income $ 18,471 $ 24,736 $ 27,196 $ 24,677 $ 21,394 Impairment charges on assets held for sale 715 111 67 — 392 Merger-related expense — 127 1,043 3,152 18 Core system conversion expense — 48 77 394 1,530 Adjusted pre-tax pre-provision net income $ 19,186 $ 25,022 $ 28,383 $ 28,223 $ 23,334 Total revenues: Net interest income $ 52,825 $ 53,914 $ 57,838 $ 54,448 $ 50,085 Add: Non-interest income 9,173 14,516 14,806 14,183 11,988 Total revenues $ 61,998 $ 68,430 $ 72,644 $ 68,631 $ 62,073 Tangible common stockholders' equity: Total stockholders' equity $ 762,667 $ 750,115 $ 735,866 $ 717,675 $ 668,749 Less: Preferred stock 10,438 10,438 10,438 10,438 10,438 Less: Goodwill and other intangibles 178,362 180,255 179,543 181,546 159,823 Tangible common stockholders' equity $ 573,867 $ 559,422 $ 545,885 $ 525,691 $ 498,488 As of or for the Three Months Ended March 31, 2020 $ 40,919 $ 42,258 June 30, $ 36,966 March 31, 2019 2019 $ 38,449 $ 41,406 December 31, 2019 September 30, 2019

38 Non - GAAP Reconciliation (continued) (dollars in thousands, except per share data, ratios annualized, where applicable) March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 Tangible assets: Total assets 5,734,754$ 5,521,809$ 5,438,278$ 5,391,236$ 5,009,925$ Less: Goodwill and other intangibles 178,362 180,255 179,543 181,546 159,823 Tangible assets 5,556,392$ 5,341,554$ 5,258,735$ 5,209,690$ 4,850,102$ Average tangible common stockholders' equity: Average total stockholders' equity 765,427$ 745,745$ 729,781$ 696,928$ 659,156$ Less: Average preferred stock 10,438 10,438 10,438 10,438 10,438 Less: Average goodwill and other intangible assets 179,416 179,192 180,740 175,236 160,924 Average tangible common stockholders' equity 575,573$ 556,115$ 538,603$ 511,254$ 487,794$ Average tangible assets: Average total assets 5,565,952$ 5,427,046$ 5,435,762$ 5,274,820$ 4,963,706$ Less: Average goodwill and other intangible assets 179,416 179,192 180,740 175,236 160,924 Less: Average core deposit intangibles and other intangibles Average tangible assets 5,386,536$ 5,247,854$ 5,255,022$ 5,099,584$ 4,802,782$ Tangible net income available to common stockholders: Net income available to common stockholders 2,770$ 15,656$ 15,146$ 13,016$ 12,401$ Add: After-tax intangible asset amortization 1,366 1,445 1,445 1,413 1,279 Tangible net income available to common stockholders 4,136$ 17,101$ 16,591$ 14,429$ 13,680$ Adjusted Tangible net income available to common stockholders: Tangible net income available to common stockholders 4,136$ 17,101$ 16,591$ 14,429$ 13,680$ Impairment charges on assets held for sale 715 111 67 — 392 Merger-related expense — 127 1,043 3,152 18 Core system conversion expense — 48 77 394 1,530 Tax benefit on significant items (199) (79) (369) (842) (540) Adjusted tangible net income available to common stockholders 4,652$ 17,308$ 17,409$ 17,133$ 15,080$ As of or for the Three Months Ended

Non - GAAP Reconciliation (continued) 39 (dollars in thousands, except share and per share data, ratios annualized, where applicable) March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 Pre-tax pre-provision return on average assets: Pre-tax pre-provision net income 18,471$ 24,736$ 27,196$ 24,677$ 21,394$ Average total assets 5,565,952 5,427,046 5,435,762 5,274,820 4,963,706 Pre-tax pre-provision return on average assets 1.33% 1.81% 1.98% 1.88% 1.75% Adjusted pre-tax pre-provision return on average assets: Adjusted pre-tax pre-provision net income 19,186$ 25,022$ 28,382$ 28,223$ 23,334$ Average total assets 5,565,952 5,427,046 5,435,762 5,274,820 4,963,706 Adjusted pre-tax pre-provision return on average assets 1.39% 1.83% 2.07% 2.15% 1.91% Non-interest income to total revenues: Non-interest income 9,173$ 14,516$ 14,806$ 14,183$ 11,988$ Total revenues 61,998 68,430 72,644 68,631 62,073 Non-interest income to total revenues 14.79% 21.21% 20.38% 20.67% 19.31% Adjusted non-interest expense to average assets: Adjusted non-interest expense 42,812$ 43,408$ 44,261$ 40,408$ 38,739$ Average total assets 5,565,952 5,427,046 5,435,762 5,274,820 4,963,706 Adjusted non-interest expense to average assets 3.09% 3.17% 3.23% 3.07% 3.17% Adjusted efficiency ratio: Adjusted non-interest expense excluding amortization of intangible assets 40,919$ 41,406$ 42,258$ 38,449$ 36,966$ Total revenues 61,998 68,430 72,644 68,631 62,073 Adjusted efficiency ratio 66.00% 60.51% 58.17% 56.02% 59.55% As of or for the Three Months Ended

Non - GAAP Reconciliation (continued) 40 (dollars in thousands, except share and per share data, ratios annualized, where applicable) March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 Adjusted return on average assets: Adjusted net income 3,482$ 16,059$ 16,160$ 15,915$ 13,997$ Average total assets 5,565,952 5,427,046 5,435,762 5,274,820 4,963,706 Adjusted return on average assets 0.25% 1.17% 1.18% 1.21% 1.14% Adjusted return on average stockholders' equity: Adjusted net income 3,482$ 16,059$ 16,160$ 15,915$ 13,997$ Average stockholders' equity 765,427 745,745 729,781 696,928 659,156 Adjusted return on average stockholders' equity 1.83% 8.54% 8.78% 9.16% 8.61% Tangible common equity to tangible assets: Tangible common equity 573,867$ 559,422$ 545,885$ 525,691$ 498,488$ Tangible assets 5,556,392 5,341,554 5,258,735 5,209,690 4,850,102 Tangible common equity to tangible assets 10.33% 10.47% 10.38% 10.09% 10.28% Return on average tangible common stockholders' equity: Tangible net income available to common stockholders 4,136$ 17,101$ 16,591$ 14,429$ 13,680$ Average tangible common stockholders' equity 575,573 556,115 538,603 511,254 487,794 Return on average tangible common stockholders' equity: 2.89% 12.20% 12.22% 11.32% 11.37% Adjusted return on average tangible common stockholders' equity: Adjusted tangible net income available to common stockholders 4,652$ 17,308$ 17,409$ 17,133$ 15,080$ Average tangible common stockholders' equity 575,573 556,115 538,603 511,254 487,794 Adjusted return on average tangible common stockholders' equity 3.25% 12.35% 12.82% 13.44% 12.54% Tangible book value per share: Tangible common equity 573,867$ 559,422$ 545,885$ 525,691$ 498,488$ Common shares outstanding 38,383,021 38,256,500 38,169,126 38,115,219 36,398,144 Tangible book value per share 14.95$ 14.62$ 14.30$ 13.79$ 13.70$ As of or for the Three Months Ended

41 Non - GAAP Reconciliation (continued) (dollars in thousands, except per share data, ratios annualized, where applicable) Adjusted non-interest expense: Non-interest expense $ 173,775 $ 154,896 $ 118,495 Less: Significant items Impairment charges on assets held for sale 570 628 951 Merger-related expense 4340 2,056 1,272 Core system conversion expense 2,049 9,847 — Adjusted non-interest expense $ 166,816 $ 142,365 $ 116,272 Adjusted non-interest expense excluding amortization of intangible assets: Adjusted non-interest expense $ 166,816 $ 142,365 $ 116,272 Less: Amortization of intangible assets 7,737 5,629 3,074 Adjusted non-interest expense excluding amortization of intangible assets Pre-tax pre-provision net income: Pre-tax income $ 77,295 $ 55,440 $ 40,794 Add: Provision for loan and lease losses 20,708 18,795 12,653 Pre-tax pre-provision net income $ 98,003 $ 74,235 $ 53,447 Adjusted pre-tax pre-provision net income: Pre-tax pre-provision net income $ 98,003 $ 74,235 $ 53,447 Impairment charges on assets held for sale 570 628 951 Merger-related expense 4340 2056 1272 Core system conversion expense 2,049 9,847 — Adjusted pre-tax pre-provision net income $ 104,962 $ 86,766 $ 55,670 Total revenues: Net interest income $ 216,285 $ 178,605 $ 122,912 Add: Non-interest income 55,493 50,526 49,030 Total revenues $ 271,778 $ 229,131 $ 171,942 Tangible common stockholders' equity: Total stockholders' equity $ 750,115 $ 650,672 $ 458,578 Less: Preferred stock 10,438 10,438 10,438 Less: Goodwill and other intangibles 180,255 161,596 71,318 Tangible common stockholders' equity $ 559,422 $ 478,638 $ 376,822 $ $159,079 136,736 113,198$ December 31, 2019 As of or for the Year Ended December 31, 2018 December 31, 2017

Byline Bancorp, Inc.

Midwest Public Peers with Assets between $2 - $7 billion

($ in millions)

	Total Assets
1st Source Corporation (SRCE)	$6,735
First Defiance Financial Corp. (FDEF)	$6,541
Midland States Bancorp, Inc. (MSBI)	$6,208
Republic Bancorp, Inc. (RBCA.A)	$5,722
Horizon Bancorp, Inc. (HBNC)	$5,351
QCR Holdings, Inc. (QCRH)	$5,232
Great Southern Bancorp, Inc. (GSBC)	$5,073
CrossFirst Bankshares, Inc. (CFB)	$5,067
Lakeland Financial Corporation (LKFN)	$5,030
MidWestOne Financial Group, Inc. (MOFG)	$4,764
Peoples Bancorp Inc. (PEBO)	$4,469
Community Trust Bancorp, Inc. (CTBI)	$4,353
German American Bancorp, Inc. (GABC)	$4,324
First Financial Corporation (THFF)	$4,062
Equity Bancshares, Inc. (EQBK)	$3,944
First Mid Bancshares, Inc. (FMBH)	$3,865

	Total Assets
Stock Yards Bancorp, Inc. (SYBT)	$3,785
Nicolet Bankshares, Inc. (NCBS)	$3,733
Mercantile Bank Corporation (MBWM)	$3,657
Independent Bank Corporation (IBCP)	$3,632
Sterling Bancorp, Inc. (SBT)	$3,240 [1]
HBT Financial, Inc. (HBT)	$3,213
Farmers National Banc Corp. (FMNB)	$2,668
Old Second Bancorp, Inc. (OSBC)	$2,657
Civista Bancshares, Inc. (CIVB)	$2,576
West Bancorporation, Inc. (WTBA)	$2,520
Alerus Financial Corporation (ALRS)	$2,512
Bridgewater Bancshares, Inc. (BWB)	$2,419
Southern Missouri Bancorp, Inc. (SMBC)	$2,374
Bank First Corporation (BFC)	$2,200
First Business Financial Services, Inc. (FBIZ)	$2,196
Waterstone Financial, Inc. (WSBF)	$2,057
Macatawa Bank Corporation (MCBC)	$2,031

Source: S&P Global Market Intelligence.
Note: Data as of March 31, 2020, unless otherwise noted.
Note: Midwest Public Peers trade on NYSE and NASDAQ.
(1) SBT total assets per Company filings as of December 31, 2019

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